UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 11, 2016

NEONODE INC.
(Exact name of registrant as specified in its charter)

Delaware	1-35526	94-1517641
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Storgatan 23C, 114 55 Stockholm, Sweden
(Address of Principal Executive Offices, including Zip Code)

+46 (0) 8 667 17 17
Registrant's Telephone Number, Including Area Code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Cautionary Note on Forward-Looking Statements

This Current Report on Form 8-K, as amended, (the “Report”) contains forward-looking statements that are subject to a number of risks and uncertainties related to Neonode Inc. (“Neonode”). Actual results may differ materially from those set forth in this Report due to risks and uncertainties detailed in the risk factors included in the most recent annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and in other filings with the Securities and Exchange Commission made by Neonode. Except as required by law, Neonode undertakes no obligation to revise or update information herein to reflect events or circumstances in the future, even if new information becomes available.

Item 1.01.  Entry into a Material Definitive Agreement.

On August 11, 2016, Neonode entered into a purchase agreement (the “Securities Purchase Agreement”) with institutional and accredited investors as part of a private placement pursuant to which Neonode agreed to issue a total of 8,627,352 shares of Neonode common stock, as described below, and warrants for an aggregate purchase price of $8.7 million in gross proceeds. The total number of shares includes (i) an aggregate of 427,352 shares at $1.17 per share to Thomas Eriksson, Chief Executive Officer of Neonode, and Remo Behdasht, SVP AirBar Devices at Neonode (the “Employee Investor Shares”) for gross proceeds of approximately $500,000, (ii) an aggregate of 4,600,000 shares at a price of $1.00 per share to outside investors (the “Outside Investor Shares” and, together with the Employee Investor Shares, the “Initial Shares”) for gross proceeds of $4,600,000, and (iii) up to 3,600,000 shares (the “Pre-Funded Warrant Shares”) issuable upon exercise of warrants (the “Pre-Funded Warrants” and, together with the Initial Shares, the “Investor Shares”) for which Neonode will receive $3,564,000 pre-funded in gross proceeds at closing of the private placement and up to $36,000 in proceeds upon future cash exercises. The Pre-Funded Warrants are being issued to certain outside investors whose purchase of shares of Neonode common stock would make them the beneficial owners of more than 9.99% of the outstanding common stock of Neonode. Each of the Pre-Funded Warrants will be pre-funded upon closing of the private placement at $0.99 per Pre-Funded Warrant Share and will have an exercise price of $0.01 per Pre-Funded Warrant Share. The Pre-Funded Warrants will be immediately exercisable upon closing of the private placement and will not expire prior to exercise.

In addition, under the terms of the Securities Purchase Agreement, Neonode will issue warrants (the “Purchase Warrants”) to all investors in the private placement to purchase up to a total of 4,313,676 shares of Neonode common stock (the “Purchase Warrant Shares”) at an exercise price of $1.12 per share. The total number of Purchase Warrant Shares represents a ratio of 50% warrant coverage to the Investor Shares such that investors will be entitled to receive one Purchase Warrant Share upon cash exercise for every two Initial Shares or Pre-Funded Warrants purchased. The Purchase Warrants will expire five and one-half years from the date of closing of the private placement and are non-exercisable for the first six months. The terms of the Purchase Warrants require that exercise may only be for cash and not on a cashless basis unless, after a period of six months from closing of the private placement, the Purchase Warrant Shares are not subject to a registration statement or there has been a failure to maintain the effective registration of the Purchase Warrant Shares by Neonode as described below.

The exercise price of the Pre-Funded Warrants and the Purchase Warrants is subject to adjustment for stock splits, stock dividends, recapitalizations, and similar transactions or a “Fundamental Transaction” as provided for in the terms of the Pre-Funded Warrants and the Purchase Warrants. The holders may exercise the Pre-Funded Warrants or the Purchase Warrants in whole or in part.

Closing of the private placement pursuant to the Securities Purchase Agreement is anticipated to occur on August 17, 2016.

In connection with the Securities Purchase Agreement, Neonode entered into a Registration Rights Agreement (the “Registration Rights Agreement”) pursuant to which Neonode will file a registration statement with the Securities and Exchange Commission relating to the offer and sale by the holders of the Initial Shares, the Pre-Funded Warrant Shares, and the Purchase Warrant Shares. Pursuant to the Registration Rights Agreement, Neonode is obligated to file the registration statement within 30 days and to use best efforts to cause the registration statement to be declared effective within 90 days. Failure to meet those and related obligations, or failure to maintain the effective registration of the Initial Shares, the Pre-Funded Warrant Shares, and Purchase Warrant Shares will subject Neonode to payment for liquidated damages.

Pursuant to the terms of the Securities Purchase Agreement, Neonode has agreed that during the 90-day period following the required effectiveness of the registration statement described above, Neonode will not announce, issue, or enter into any agreement to issue any shares of Neonode common stock or equivalents, subject to certain exceptions including securities issuable pursuant to the Securities Purchase Agreement or pursuant to exercises, exchanges, or conversions of Neonode’s outstanding securities, issuances pursuant to any employee benefit plan of Neonode, and issuances pursuant to acquisitions or strategic transactions. In addition, Neonode has agreed not to enter into any “Variable Rate Transaction” as defined in the Securities Purchase Agreement for a period of up to two years.

Copies of the Securities Purchase Agreement, the Registration Rights Agreement, the form of Purchase Warrant, and the form of Pre-Funded Warrant are filed as Exhibit 10.1, Exhibit 10.2, Exhibit 4.1, and Exhibit 4.2 hereto, and are incorporated herein by reference. The foregoing summaries of each of the transaction documents, including the warrants, are qualified in their entirety by reference to such documents.

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Item 3.02.  Unregistered Sales of Equity Securities.

Reference is made to the disclosure set forth under Item 1.01 of this Report, which disclosure is incorporated herein by reference.

The Initial Shares, the Pre-Funded Warrant, the Pre-Funded Warrant Shares, the Purchase Warrant, and the Purchase Warrant Shares were offered, issued, and will be issued pursuant to Rule 506 of Regulation D and/or Section 4(a)(2) of the Securities Act of 1933, as amended, in transactions not involving any public offering.

In connection with the sale of the Investor Shares, Neonode will pay a fee to a placement agent of $522,000.

Item 8.01.  Other Events.

On August 12, 2016, Neonode issued a press release announcing the private placement described in Item 1.01 and Item 3.02 of this Report.  A copy of the press release is filed as Exhibit 99.1 hereto, and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Form of Purchase Warrant
4.2	Form of Pre-Funded Warrant
10.1	Securities Purchase Agreement
10.2	Registration Rights Agreement
99.1	Press Release dated August 12, 2016

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NEONODE INC.

Date: August 16, 2016	By:	/s/ Lars Lindqvist
Name: Lars Lindqvist
Title: Chief Financial Officer

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